                                                                    Exhibit 5.1

                              KELLEY DRYE & WARREN
               A Partnership Including Professional Associations
                               TWO STAMFORD PLAZA
                             281 TRESSER BOULEVARD
                            STAMFORD, CT. 06901-3229

                                February 2, 1995




El Paso Natural Gas Company
One Paul Kayser Center
100 North Stanton Street
El Paso, Texas 79901

         Re: El Paso Natural Gas Company's 1995 Omnibus Compensation Plan, 1995 Incentive Compensation Plan and 1995 Compensation Plan for Non-Employee Directors

Dear Sirs:

                 We are acting as special counsel to El Paso Natural Gas Company, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to an aggregate of 4,400,000 shares of the Company's Common Stock, $3 par value (the "Shares"), of which 3,000,000 Shares are to be issued pursuant to the Company's 1995 Omnibus Compensation Plan, 1,250,000 Shares are to be issued pursuant to the Company's 1995 Incentive Compensation Plan, and 150,000 Shares are to be issued pursuant to the Company's 1995 Compensation Plan for Non-Employee Directors (collectively, the "Plans").

                 As special counsel to the Company, we have examined the Registration Statement and such corporate records and other documents and instruments and have made such investigations of law, as we have considered necessary or appropriate for the purpose of rendering this opinion.

                 Based upon and subject to the foregoing, we are of the opinion that the Shares issuable pursuant to the Plans have been duly authorized and reserved for issuance and, when certificates for the Shares have been duly executed by the Company, countersigned by a transfer agent, duly registered by a registrar for the Shares and issued in accordance with the terms of the applicable Plan, the Shares will be validly issued, fully paid and nonassessable.

El Paso Natural Gas Company
February 2, 1995
Page -2-


                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act.


                               Very truly yours,

                               /S/ KELLEY DRYE & WARREN